Exhibit 3.175

STATE OF DELAWARE

STATEMENT OF

PARTNERSHIP EXISTENCE

OF

PEABODY NATURAL RESOURCES COMPANY

1.	The name of the partnership is Peabody Natural Resources, LLC.

2.	The address of its registered agent in the State of Delaware is 1209 Orange Street in the city of Wilmington.

The name of the registered agent is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Statement of Partnership of Peabody Natural Resources Company this 15th day of August, 2000A.D.

Gold Fields Mining Corporation	Peabody America, Inc.

/s/ J. L. Klinger	/s/ S. F. Schaab
J. L. Klinger	S. F. Schaab
Vice President & Assistant Secretary	Vice President & Treasurer

CERTIFICATE OF AMENDMENT TO

STATEMENT OF PARTNERSHIP EXISTENCE

OF

PEABODY NATURAL RESOURCES COMPANY

1. The name of the Partnership is:

PEABODY NATURAL RESOURCES COMPANY

2. The certificate shall amend the Statement of Partnership Existence filed in this office the 31st day of August, 2000 A.D.

3. The Certificate shall be amended and set forth as follows:

To change the address of the registered office and registered agent of the Partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and to change the name of the registered agent of the Partnership in the State of Delaware at the said address to Corporation Service Company.

IN WITNESS WEHREOF, the undersigned has executed this Certificate of Amendment of Partnership this 8th day of March, 2010 A.D.

Peabody America, Inc. Authorized Partner,

Name:	/s/ Kenneth L. Wagner
Title:	Vice President

CERTIFICATE OF AMENDMENT TO

STATEMENT OF PARTNERSHIP EXISTENCE

The name of the partnership is Peabody Natural Resources Company

2. The certificate shall amend the Statement of Partnership Existence (type of certificate that is being amended) filed in this office the 31st day of August 2000 A.D.

3. The Certificate shall be amended and set forth as follows:

The name of the partners are:

New Mexico Coal Resources, LLC

Peabody America, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Partnership this 4th day of February 2011 A.D.

/s/ Kenneth L. Wagner
Authorized Person

Kenneth L. Wagner
Print or Type Name
Vice President and Secretary of the partners